Tango Therapeutics Reports Third Quarter 2025 Financial Results

and Provides Business Highlights

– Data update from vopimetostat (TNG462) showed 2L MTAP-del pancreatic cancer median progression free survival (mPFS) 7.2 months –

– Combination studies with RAS(ON) inhibitors ongoing, data anticipated 2026 –

– 49% ORR and mPFS 9.1 months in histology selective cohort of multiple late line, difficult to treat cancers provide further evidence of strong activity –

– $225 million in gross proceeds from October 2025 financing extends cash runway into 2028 –

BOSTON, November 4, 2025 (GLOBE NEWSWIRE) -- Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today reported financial results for the third quarter ended September 30, 2025, and provided business highlights.

“We are wrapping up 2025 with significant momentum, supported by our recent disclosure of vopimetostat clinical data, supporting the potential of this compound to be a turning point for treatment of multiple difficult-to-treat MTAP-del cancers, beginning with pancreatic cancer,” said Barbara Weber, M.D., President and CEO of Tango Therapeutics. “The data we presented support our planned pivotal trial in 2L MTAP-del pancreatic cancer with an anticipated study start in 2026. Our ongoing study of vopimetostat in combination with Revolution Medicines’ RAS(ON) inhibitors is also progressing well and we look forward to sharing an update from that study in 2026. Our clinical development plans are supported by our strong balance sheet, reinforced by our recent $225 million financing, which extends our cash runway into 2028. Additionally, we expect a strong cadence of value creating milestones in 2026.”

Pipeline Update

Vopimetostat (TNG462) Clinical Update

•
In October 2025, vopimetostat clinical data were announced in a corporate presentation. With a mPFS of 7.2 months, the data support the planned pivotal study in 2L MTAP-del pancreatic cancer anticipated to start in 2026.
•
There is robust enrollment in the ongoing combination study of vopimetostat + RAS(ON) inhibitors in 2L+ MTAP-del, RAS-mut pancreatic and lung cancer patients. Vopimetostat in combination with either daraxonrasib or zoldonrasib have been well-tolerated to date with exposures in the active range for each compound. Initial data from the Phase 1/2 study are anticipated in 2026.
•
The lung cancer cohort of the phase 1/2 single agent vopimetostat study is fully enrolled (n=41). Emerging data are consistent with expectations and an update is planned for 2026.
•
49% ORR and mPFS 9.1 months in a histology-selective cohort of 13 late line cancer types (excluding pancreatic, lung and sarcoma) provides further evidence of strong vopimetostat activity across MTAP-del cancers.
•
The data demonstrated a potentially best-in-class safety and tolerability profile at 250 mg QD, the go-forward dose agreed with the FDA. There were no drug-related dose discontinuations and ~8% dose reduction rate.

TNG456 granted ODD for the treatment of malignant glioma

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TNG456 is a potent, highly MTAP selective brain-penetrant PRMT5 inhibitor in development for glioblastoma, currently enrolling patients in a Phase 1/2 study.
•
In October, the FDA granted Orphan Drug Designation (ODD) to TNG456 for the treatment of malignant glioma. This designation provides for a seven-year marketing exclusivity period upon regulatory approval, as well as certain incentives, including federal grants and tax credits.

TNG260 Clinical Update

•
TNG260 is a first-in-class, highly selective CoREST complex inhibitor currently being evaluated with pembrolizumab in a phase 1/2 trial in STK11 mutant/KRAS wild type NSCLC, representing ~10% of lung adenocarcinoma annually in the US (~10,000 patients). Forty-one patients with STK11-mutant, locally advanced or metastatic solid tumors were enrolled, and 21/41 patients were evaluable at active doses. The maximum tolerated dose (MTD) was 80 mg QD.
•
Data from the dose escalation portion of this study provide early clinical proof-of-concept in a pre-specified subgroup of patients with checkpoint inhibitor resistant STK11 mut/KRAS WT lung cancer. In this group (n=5), the mPFS was 27 weeks, more than double the standard of care PFS of ~10 weeks. There was no evidence of activity in other STK11 mutant cancers. Dose expansion is ongoing In the STK11mut/RAS WT lung cancer cohort.
•
Details of this trial will be presented at the Society for Immunotherapy of Cancer (SITC) Annual Meeting on November 7, 2025.

Upcoming Milestones

•
Combination trial with vopimetostat + daraxonrasib, and vopimetostat + zoldonrasib (Revolution Medicines), phase 1/2 initial safety and efficacy data 2026

•
Vopimetostat monotherapy Phase 1/2 clinical data lung cancer update in 2026
•
Vopimetostat monotherapy 2L pancreatic cancer pivotal study start 2026
•
TNG456 monotherapy phase 1/2 trial initial safety and efficacy data 2026

Corporate Updates

The company has engaged Malte Peters, M.D., Mark Winderlich, Ph.D., and Philippe Serrano, Pharm.D., as consultants to support the company on key initiatives related to initiation of the planned pivotal study in second line pancreatic cancer, anticipated to start in 2026, and advancing our late-stage development capabilities. Dr. Peters, who also serves on the Tango Board of Directors, Dr. Winderlich and Mr. Serrano have significant late-stage clinical development, biostatistics and regulatory expertise, having brought multiple oncology products to market. They will aid the company in its upcoming engagement with the U.S. FDA and future regulatory strategy.

Financial Results

As of September 30, 2025, the Company held $152.8 million in cash, cash equivalents and marketable securities, in addition to $212.0 million in net proceeds from our underwritten public offering and concurrent private placement of common shares and pre-funded warrants to purchase common shares in October 2025, which the Company expects to fund operations into 2028.

Collaboration revenue was $53.8 million for the three months ended September 30, 2025, compared to $11.6 million for the same period in 2024, and $62.4 million for the nine months ended September 30, 2025, compared to $25.9 million for the same period in 2024. All remaining deferred revenue from the upfront and research option-extension payments under the Gilead collaboration were recognized as collaboration revenue during the three months ended September 30, 2025 as a result of the truncation of the collaboration agreement, which concluded all research activities. Pursuant to the truncation of the collaboration agreement, no licensed programs were returned to the Company, all ongoing work at Gilead on licensed programs will continue and agreements for all future milestones and royalties remain in effect.

There was no license revenue for the three and nine months ended September 30, 2025, compared to $0 and $12.1 million for the three and nine months ended September 30, 2024, respectively. The license revenue recognized in the second quarter of 2024 is primarily due to licensing a drug discovery program to Gilead for $12.0 million during the period.

Research and development expenses were $30.8 million for the three months ended September 30, 2025, compared to $33.3 million for the same period in 2024, and $100.1 million for the nine months ended September 30, 2025, compared to $110.0 million for the same period in 2024. The change is due to decreased spend on discontinued clinical programs (TNG908 and TNG348) as well as lower TNG260 and discovery program expenses. This decrease was partially offset by increased spend for the advancement of vopimetostat, TNG456 and TNG961.

General and administrative expenses were $8.9 million for the three months ended September 30, 2025, compared to $11.2 million for the same period in 2024, and $31.7 million for the nine months ended September 30, 2025, compared to $32.7 million for the same period in 2024. The change was primarily due to decreased spend on personnel-related costs and external legal and patent costs.

Net income for the three months ended September 30, 2025 was $15.9 million, or $0.14 per share (basic) and $0.13 per share (diluted), compared to a net loss of $29.2 million, or $0.27 per share (basic and diluted), in the same period in 2024. Net loss for the nine months ended September 30, 2025 was $62.8 million, or $0.57 per share (basic and diluted), compared to a net loss of $92.6 million, or $0.85 per share (basic and diluted), in the same period in 2024.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: Dr. Weber's statements in this press release and statements regarding: (i) the potential of the Company’s PRMT5 molecules, as both standalone treatments and in combination with RAS(ON)-inhibitors, including our belief that the recent disclosure of vopimetostat clinical data supports the potential of this compound to be a turning point for multiple difficult-to-treat MTAP-del cancers; (ii) expectations around the potential for vopimetostat to have a potentially best-in-class safety and tolerability profile; (iii) our belief that our clinical data from the Phase 1/2 clinical trial of vopimetostat support our planned pivotal trial in second line MTAP-del pancreatic cancer patients; (iv) and our plans and timelines for the initiation of a planned pivotal trial in second line MTAP-del pancreatic patients in 2026; (v) our expectation that we will have a strong cadence of value-creating milestones in 2026; (vi) our belief that the data presented in the histology selective cohort of the vopimetostat Phase 1/2 clinical trial provide further evidence of strong vopimetostat activity across MTAP-del cancers; (vii) our expectations around regulatory communications and decisions; (viii) our belief that data from the ongoing Phase 1/2 clinical trial of TNG260 provide early clinical proof-of-concept in a pre-specified subgroup of patients with checkpoint inhibitor resistant STK11 mut/KRAS WT lung cancer; (ix) the preclinical research of the Company’s PRMT5 inhibitors, as a monotherapy and in combination, and the expectation that they may pave the way for future development opportunities, including our expectation that the combination of vopimetostat with RAS(ON) inhibitors may be an important new therapy for RAS-mut, MTAP-del cancers; (x) our beliefs regarding the timing of upcoming clinical milestones and data disclosures; (xi) expectations regarding the anticipated benefits of our molecules and our belief that emerging data from the lung cohort of our Phase 1/2 clinical trial of vopimetostat is consistent with expectations; (xii) expectations for vopimetostat, including our belief that vopimetostat has the potential to be a best-in-class PRMT5 inhibitor for the treatment of MTAP-del pancreatic and lung cancers; (; (xiii) our plans and timing for combination trials, including the ongoing Phase 1/2 clinical trial of vopimetostat with each of two RAS(ON) inhibitors from Revolution Medicines; (xiv) the timing of our Phase 1/2 clinical trial in TNG456; (viii) our anticipated cash runway; and (vx) the expected timing of: (a) development candidate declaration for certain targets; (b) initiating IND-enabling studies; (c) filing INDs; (d) clinical trial initiation, enrollment, dose escalation and dose expansion (including for combination studies); (e) disclosing initial, interim, updated, additional and final clinical trial results (including for combination studies), including expectations to present clinical updates for vopimetostat in lung cancer patients in 2026 and initial data from our Phase 1/2 clinical trial of vopimetostat with each of two RAS(ON) inhibitors from Revolution Medicines in 2026; and (f) the expected benefits of the Company's development candidates and other product candidates. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the benefits of product candidates seen in preclinical tests and analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and does and will continue to rely on a third party to operate its clinical trials) and may not be able to commence its clinical trials (including opening clinical trial sites, dosing the first patient, and continued enrollment and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing, initiate dose escalation and/or dose expansion on anticipated timelines, and may not generate or report clinical trial results (including final, initial, interim, updated clinical trial results or additional safety and efficacy data and the establishment of proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); future clinical trial data releases may differ materially from initial or interim data from our current and future clinical trials; Tango’s pipeline products may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; the Company will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, initiation of dose expansion, reporting clinical trial results and filing new drug applications); the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond our control; the Company may not be able to realize the benefits of orphan drug or Fast Track designation (and such designations may not advance any anticipated approval timelines); the expected benefits of our product candidates in patients as single agents and/or in combination may not be realized; the Company may experience delays or difficulties in the initiation, enrollment, or dosing of patients in clinical trials or the announcement of clinical trial results, Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on one or a limited number third parties for conducting clinical trials and producing drug substance and drug product (including drug substance, which is currently sole sourced); government regulation may negatively impact the Company’s business, including the potential approval of the BIOSECURE Act; the impact of trade restrictions such as sanctions or tariffs, legal actions or enforcement and inflation rates on our business, financial condition, and results of operations; inadequate funding for or disruptions at the U.S. Food and Drug Administration or other government agencies may slow the time necessary for new drugs to be reviewed and/or approved or prevent these agencies from performing business functions on which the operation of our business may rely (which could negatively impact our business); uncertainty around the U.S. presidential administration's approach to governmental agencies and/or product candidate approvals may present challenges for our business or create a more costly environment in which to pursue the development of new therapeutic candidates; our success depends on our ability to obtain and maintain patent and other proprietary protection for our technology and product candidates; and the scope of intellectual property protection obtained may not be sufficiently broad. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors and Media:

Elizabeth Hickin
IR@tangotx.com
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Collaboration revenue	$53,811	$11,607	$62,384	$25,852
License revenue	—	—	—	12,100
Total revenue	53,811	11,607	62,384	37,952
Operating expenses:
Research and development	30,815	33,263	100,064	109,981
General and administrative	8,924	11,222	31,745	32,656
Total operating expenses	39,739	44,485	131,809	142,637
Loss from operations	14,072	(32,878)	(69,425)	(104,685)
Other income, net	1,802	3,765	6,639	12,212
Loss before income taxes	15,874	(29,113)	(62,786)	(92,473)
Provision for income taxes	10	(54)	(59)	(159)
Net loss	$15,884	$(29,167)	$(62,845)	$(92,632)

Net loss per common share – basic	$0.14	$(0.27)	$(0.57)	$(0.85)
Weighted average number of common shares outstanding – basic	110,966,345	108,507,390	110,761,673	108,990,011

Net loss per common share – diluted	$0.13	$(0.27)	$(0.57)	$(0.85)
Weighted average number of common shares outstanding – diluted	117,782,074	108,507,390	110,761,673	108,990,011

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$58,338	$69,530
Marketable securities	94,473	188,387
Restricted cash	428	—
Prepaid expenses and other current assets	10,540	8,426
Total current assets	163,779	266,343
Property and equipment, net	7,346	8,102
Operating lease right-of-use assets	36,582	39,476
Restricted cash, net of current portion	2,139	2,567
Other assets	290	4
Total assets	$210,136	$316,492
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,229	$1,601
Accrued expenses and other current liabilities	13,113	16,497
Operating lease liabilities	3,102	2,454
Deferred revenue	—	17,618
Total current liabilities	18,444	38,170
Operating lease liabilities, net of current portion	31,661	34,039
Deferred revenue, net of current portion	—	44,766
Total liabilities	50,105	116,975
Total stockholders’ equity	160,031	199,517
Total liabilities and stockholders’ equity	$210,136	$316,492